LEASE EXTENSION
October 1, 2009

Whereas Lessee, Salkeld & Sons, Inc. and Lessor, First American Bank, as Trustee under Trust Agreement dated March 13, 1992, and known as Trust No. 3-92-001, have agreed to a two year extension of the lease originally dated October 1, 2004, for the property located at 575 Latham Drive, Bourbonnais, Illinois.

The lease extension shall commence October 1, 2009 and end at midnight on September 30, 2011.

Lessee agrees to pay Lessor monthly rental installments of $8,000.00 during the term of this extension.

All other terms and conditions of the original lease shall remain in full force and effect.

LESSEE:
Salkeld and Sons, Inc.

By: [signature] Date 6-4-09
Its Vice President

LESSOR:
First American Bank, as Trustee aforesaid

By: [signature] Date 6-21-09
Its ________________

ATTEST:

By: [signature] Date 6-4-09
Its Controller

ATTEST:

By: ________________ Date ______
Its ________________